UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________
FORM 8-K
_____________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): June 25, 2026
Curis, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-30347	04-3505116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

128 Spring Street, Building C - Suite 500, Lexington MA 02421
(Address of Principal Executive Offices) (Zip Code)
(617) 503-6500
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	CRIS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On June 25, 2026, Curis, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) at which the Company’s stockholders voted on two proposals, each of which is described in the Company’s definitive Proxy Statement for the Special Meeting filed with the Securities and Exchange Commission on June 5, 2026. The voting results are set forth below.
1.The proposal to adopt and approve amendments to the Company’s Restated Certificate of Incorporation, as amended, to effect a reverse stock split of the Company’s issued shares of common stock, by a ratio ranging from any whole number between 1-for-5 and 1-for-25, as determined by the Company’s Board of Directors (the “Board”) in its discretion, subject to the Board’s authority to abandon such amendments (“Proposal 1”) was adopted and approved:

For	Against	Abstain	Broker Non-Votes
26,898,163	751,966	123,820	—

2.The proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies in the event there are insufficient votes to approve Proposal 1 was approved:

For	Against	Abstain	Broker Non-Votes
26,935,929	602,625	235,395	—

Although Proposal 2 was approved, an adjournment of the Special Meeting was not necessary because the Company’s stockholders approved Proposal 1.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curis, Inc.

Date:	June 25, 2026	By:	/s/ Diantha Duvall
Diantha Duvall
Chief Financial Officer